                             TRANSFER AGENCY AGREEMENT

                               AMENDMENT NUMBER THREE

          THIS AGREEMENT is made as of the 2nd day of April, 1991 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                               W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of June 19, 1989 and amended on February 26, 1990 and September 24, 1990 (the
"Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PFPC presently provides such services to six of the seven Portfolios of the Fund that were in existence on June 19, 1989, the Portfolio added on February 26, 1990 and the two Portfolios added on September 24, 1990; and

          WHEREAS, the Fund has since organized two new Portfolios, designated "The Asia-Australia Small Company Portfolio" and "The Large Cap International Portfolio", and the parties hereto desire that PFPC shall provide such Portfolios with the same services that PFPC provides to the other nine Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PFPC copies of:

               (a) Post-effective Amendment Number 19 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on April 2, 1991, wherein The Asia-Australia Small Company Portfolio and The Large Cap International Portfolio are described;

               (b) The exhibits to such post-effective amendment consisting of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreements, specimen stock certificates, all of which pertain to The Asia-Australia Small Company Portfolio and The Large Cap International Portfolio; and

                    (c) Amendment Number Three dated April 2, 1991 of the Administration and Accounting Services Agreement between the parties dated as of June 19, 1989.

               2.   The Agreement hereby is amended effective April 2, 1991 by:

                    (a) adding the following sentence immediately after the third sentence of Section 1 therein, "As of April 2, 1991, the Fund delivered to PFPC a Prospectus dated April 2, 1991 wherein two new classes or series of shares designated "The Asia-Australia Small Company Portfolio" and "The Large Cap International Portfolio"', are described and the parties agree that the terms of this Agreement shall apply to the eleven Portfolios described in such Prospectus.";

                    (b) adding the following words, "and as amended April 2, 1991" after the words, "as amended September 24, 1990" in Section 2 (k) therein;

                    (c) deleting the following words, "September 24, 1990" and inserting in lieu thereof, "April 2, 1991" in section 5(d);

                    (d) deleting the following words, "September 24, 1990", where they appear in Section 7 and inserting in lieu thereof, "April 2, 1991"; and

                    (e) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this
Section 19 notwithstanding, this Agreement with respect to The Asia-Australia Small Company Portfolio and The Large Cap International Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

               3.   The Fee Schedules of PFPC applicable to The
Asia-Australia Small Company Portfolio and The Large Cap International Portfolio shall be as agreed in writing from time to time.

               4. In all other respects the Agreement shall remain unchanged and in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                              DFA INVESTMENT DIMENSIONS GROUP INC.

                              By:   Deborah J. Ferris
                                    -----------------

                              PROVIDENT FINANCIAL PROCESSING CORPORATION

                              BY:  (signature)
                                   -----------